UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2018

Dollar General Corporation

(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 17, 2018, Paula A. Price, a member of the Board of Directors of Dollar General Corporation (the “Company”), informed the Company that she has decided to resign from the Board of Directors and to withdraw as a director nominee for election at the Company’s Annual Meeting of Shareholders to be held on May 30, 2018 (the “2018 Annual Meeting”).  Ms. Price’s service on the Company’s Board of Directors will conclude effective as of the 2018 Annual Meeting. Ms. Price is resigning to focus on her other responsibilities. Her resignation is not the result of any disagreement with the Company.

The Board has accepted Ms. Price’s resignation and withdrawal as a director nominee and reduced the size of the Board from ten to eight effective at the time of the Annual Meeting, which also reflects the previously announced retirement of David B. Rickard at the time of the Annual Meeting. Other than Ms. Price, the nominees named in the Company’s Definitive Proxy Statement dated April 12, 2018 (the “Proxy”) will stand for election at the Annual Meeting. Notwithstanding Ms. Price’s resignation and withdrawal as a director nominee, the form of proxy card included in the original distribution of the Proxy remains valid; however, any votes that are submitted with instructions to vote for all the Board’s nominees will be voted only for the eight remaining nominees as named in the Proxy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2018	DOLLAR GENERAL CORPORATION

		By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel